                                                                   Exhibit 10.74


                    [Spanish Broadcasting System, inc. Logo]


July 11, 2003

Jack Langer
188 Hudson Avenue
Tenafly, NJ 07670 USA

Dear Jack Langer:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan (the "Plan"), you have been granted a Nonqualified Stock Option, to purchase 50,000 shares (the "Option") of Class A common stock as outlined below.

             Granted To:      Jack Langer

           Granted Date:      July 10, 2003

         Option Granted:      50,000

 Option Price per Share:   $8.60       Total Cost to Exercise:   $430,000.00

        Expiration Date:   July 10, 2013, unless terminated earlier.

       Vesting Schedule:   20% immediately, 20$ each year as follows:

                           10,000 on 07/10/2004
                           10,000 on 07/10/2005
                           10,000 on 07/10/2006
                           10,000 on 07/10/2007

        Transferability:   Not transferable except in accordance with the Plan.

                                        Spanish Broadcasting System, Inc.

                                        By: /s/ Raul Alarcon, Jr.
                                            -----------------------------

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:  /s/ Jack Langer                  Date:   7/31/03
            ---------------                          -------
            Jack Langer